Exhibit 32.4

In connection with the Quarterly Report on Form 10-Q for the quarter ended May 31, 2016 as filed by Carnival plc with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival plc.
Date: July 1, 2016

By:/s/ David Bernstein
David Bernstein
Chief Financial Officer and Chief Accounting Officer